UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2017

STONE ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-12074	72-1235413
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

625 E. Kaliste Saloom Road

Lafayette, Louisiana 70508

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (337) 237-0410

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01    Regulation FD Disclosure.

As previously disclosed, Stone Energy Corporation (“Stone” or the “Company”) entered into an indenture (the “Indenture”), dated as of February 28, 2017, by and among the Company, Stone Energy Offshore, L.L.C. (“SEO”), as guarantor, and The Bank of New York Mellon Trust Company, N.A., as trustee and collateral agent (the “Collateral Agent”) that governs the Company’s $225 million 7.50% senior second lien notes due 2022 that were issued in accordance with the Company’s Second Amended Joint Prepackaged Plan of Reorganization of Stone Energy Corporation and its Debtor Affiliates, dated December 28, 2016, that became effective on February 28, 2017. In order to secure the obligations under the Indenture, SEO entered into certain mortgages in favor of the Collateral Agent, which were required to be recorded in certain parishes in the State of Louisiana and with the Bureau of Ocean Energy Management. On March 6, 2017, the Company issued a press release announcing that the last of the mortgages was recorded on March 2, 2017. A copy of the press release is furnished herein as Exhibit 99.1.

The information included in this Current Report on Form 8-K under Item 7.01 and Exhibit 99.1 attached hereto is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities of that Section, unless the registrant specifically states that the information is to be considered “filed” under the Exchange Act or incorporates it by reference into a filing under the Exchange Act or the Securities Act of 1933, as amended.

Item 9.01.    Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
99.1	Press Release issued by Stone Energy Corporation dated March 6, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

STONE ENERGY CORPORATION

Date: March 6, 2017	By:	/s/ Lisa S. Jaubert
Lisa S. Jaubert
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued by Stone Energy Corporation dated March 6, 2017